Exhibit 99.1

TEMPUR SEALY REPORTS ON STOCKHOLDER MEETING RESULTS

LEXINGTON, KY, May 15, 2017 – Tempur Sealy International, Inc. (NYSE: TPX) has announced the voting results from its Annual Meeting of Stockholders held on May 11, 2017.
Tempur Sealy stockholders elected each of the Company’s seven directors to an additional one-year term. All directors received 98% or higher of the total votes cast in the election. Stockholders also voted in favor of five management proposals:

•	Ratification of Ernst & Young LLP as the independent auditors;

•	Approval of the Amended and Restated 2013 Equity Incentive Plan;

•	Ratification of the Amended and Restated Rights Agreement;

•	Approval of the Company’s executive compensation; and

•	Recommended frequency of advisory vote on executive compensation on an annual basis.
Detailed results on all matters voted on at the meeting will be contained in a Current Report on Form 8-K that Tempur Sealy will be filing with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

About Tempur Sealy
Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures and markets mattresses, foundations, pillows and other products.  The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com